UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2006

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Komag, Incorporated (the "Company") previously announced it will be presenting at the following investor conference:

The 8th Annual Needham & Company Growth conference
Thursday, January 12, 2006 at 6:00 a.m. PST (9:00 a.m. EST)
In New York, New York

A live and archived webcast of the presentation will be available under Webcasts and Events in the Investors Section of Komag's website at http://www.komag.com.

At the investment conference, the Company’s executives expect to provide updates regarding conditions in the hard disk industry. Specifically, the Company expects to make the following comments:

*The Company currently expects revenue for the fourth quarter of 2005 to be
6% to 7% higher than the prior quarter. The Company’s prior guidance for revenue in the fourth quarter was a 2% to 4% increase over third quarter of
2005 revenue of $180 million.

*The expected increase in the revenue was due to strong demand throughout the quarter and the Company’s ability to install, qualify and produce product on new equipment ahead of the prior schedule.

*The Company expects net margin for the fourth quarter to approximate 17% to
18%, consistent with prior guidance.

*With all of the equipment for the first capacity expansion now installed, the Company expects available media production capacity for the first quarter of 2006 to approximate 31 million disks.

*Current customer demand for Komag disks appears strong, which together with the increased capacity could lead to increased revenue in the first quarter of 2006, over the fourth quarter of 2005.

This report contains forward-looking statements relating to expected revenue and net margin in the fourth quarter of 2005, market demand, level of incremental new media production capacity expected to be added by the Company in the first quarter of 2006, and the Company’s expected revenue trend for the first quarter of 2006. These statements involve known and unknown risks and uncertainties that may cause the Company’s or its industry's results, level of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to achieve its operating yield, cost and profitability targets, changes in the currency exchange rate for the Malaysian ringgit as a result of the managed float system, continued customer demand and the impact of demand variation on factory utilization, the performance by the Company and its customers of their obligations under the respective increased capacity arrangements, the Company’s ability to increase its capacity, variability in demand and associated impact on average selling price of disks, the Company’s ability to satisfy customer qualification requirements and meet shipping demands, the Company’s expectation that industry unit demand will continue to grow and not decline and, the Company’s ability to produce new generation disks in volume and the other factors described in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

January 10, 2006	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President, Chief Financial Officer